Exhibit 99.1
PRESS RELEASE

Beazer Homes Reports Third Quarter Fiscal 2014 Results Including $6.6 Million Income from Continuing Operations Before Loss on Debt
Extinguishment

•	22.7% Homebuilding Gross Margins

•	Affirms Expectation of Net Income for Fiscal 2014

ATLANTA, July 31, 2014 - Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) today announced its financial results for the quarter and nine months ended June 30, 2014.

“For the third quarter, we recorded strong gross margins, higher average sales prices and a sales absorption rate that was among the highest in our peer group,” said Allan Merrill, CEO of Beazer Homes. “This led to a substantial improvement in Adjusted EBITDA and enabled us to report income from homebuilding operations in our third quarter for the first time in nearly a decade. We believe our improved operational and financial results will allow us to report a full year of profitability for fiscal 2014 and further growth in the years ahead.”

The Company reported $6.6 million in income from continuing operations, excluding a $19.8 million loss on the extinguishment of debt related to the Company’s successful refinancing transaction in April. At that time, the Company refinanced its 9.125% Senior Notes due 2018 with 5.75% Senior Notes due 2019, thereby reducing its annual interest expense obligations by approximately $8 million. Including the debt extinguishment, the Company reported a net loss from continuing operations of $13.2 million for the third quarter.

Subsequent Events
On July 1, 2014, the Company received common stock in American Homes 4 Rent (AMH), a publicly traded real estate investment trust in exchange for its investment in Beazer Pre-Owned Rental Homes, LLC. The Company expects to record a gain on the transaction of approximately $6 million during our fourth quarter of fiscal 2014.

In July 2014, we settled an appeal with the Internal Revenue Service related to prior year tax returns. As a result, the Company expects to receive approximately $26 million in cash during the quarter ended September 30, 2014. This will be recorded as a tax benefit during the Company’s fiscal fourth quarter.

Summary results for the quarter and nine months ended June 30, 2014 are as follows:

Q3 Results from Continuing Operations (unless otherwise specified)

	Quarter Ended June 30,
	2014	2013	Change
New Home Orders	1,290	1,381	(6.6)%
Orders per month per community	3.1	3.2	(3.1)%
Actual community count at month-end	142	144	(1.4)%
Average active community count	140	144	(2.8)%
Cancellation rates	21.0%	20.0%	100 bps

Total Home Closings	1,241	1,234	0.6%
Average sales price from closings (in thousands)	$284.6	$253.8	12.1%
Homebuilding revenue (in millions)	$353.2	$313.1	12.8%
Homebuilding gross profit margin, excluding impairments and abandonments (I&A)	20.0%	17.1%	290 bps
Homebuilding gross profit margin, excluding I&A and interest amortized to cost of sales	22.7%	20.3%	240 bps

Income (loss) from continuing operations before loss on debt extinguishment (in millions)	$6.6	$(5.4)	$12.0
Loss on debt extinguishment (in millions)	$(19.8)	$—	$(19.8)
Loss from continuing operations (in millions)	$(13.2)	$(5.4)	$(7.8)
Basic Loss Per Share	$(0.50)	$(0.22)	$(0.28)

Land and land development spending (in millions)	$129.1	$161.8	$(32.7)
Total Company Adjusted EBITDA (in millions)	$31.6	$21.8	$9.8

	Nine Months Ended June 30,
	2014	2013	Change
New Home Orders	3,575	3,834	(6.8)%
LTM orders per month per community	2.9	2.7	7.4%
Cancellation rates	20.6%	21.1%	-50 bps

Total Home Closings	3,256	3,399	(4.2)%
Average sales price from closings (in thousands)	$279.3	$248.0	12.6%
Homebuilding revenue (in millions)	$909.2	$843.0	7.9%
Homebuilding gross profit margin, excluding impairments and abandonments (I&A)	19.5%	16.0%	350 bps
Homebuilding gross profit margin, excluding I&A and interest amortized to cost of sales	22.2%	19.3%	290 bps

Loss from continuing operations before loss on debt extinguishment (in millions)	$(5.5)	$(39.9)	$34.4
Loss on debt extinguishment (in millions)	$(19.9)	$(3.6)	$(16.3)
Net loss from continuing operations (in millions)	$(25.4)	$(43.5)	$18.1
Basic Loss Per Share	$(0.99)	$(1.77)	$0.78

Land and land development spending (in millions)	$381.5	$314.4	$67.1
Total Company Adjusted EBITDA (in millions)	$71.8	$44.7	$27.1

As of June 30, 2014

•	Total cash and cash equivalents: $264.4 million, including unrestricted cash of approximately $206.5 million

•	Stockholders' equity: $219.0 million

•	Total backlog from continuing operations: 2,212 homes with a sales value of $663.2 million, compared to 2,358 homes with a sales value of $646.1 million as of June 30, 2013

•	Land and lots controlled: 29,783 lots (79.4% owned), an increase of 10.4% from June 30, 2013

Conference Call

The Company will hold a conference call on July 31, 2014 at 10:00 am ET to discuss these results. Interested parties may listen to the conference call and view the Company's slide presentation over the Internet by visiting the “Investor Relations” section of the Company's website at www.beazer.com. To access the conference call by telephone, listeners should dial 800-619-8639 (for international callers, dial 312-470-7002). To be admitted to the call, verbally supply the passcode "BZH". A replay of the call will be available shortly after the conclusion of the live call. To directly access the replay, dial 888-296-6948 or 203-369-3028 and enter the passcode “3740” (available until 10:59 pm ET on August 7, 2014), or visit www.beazer.com.  A replay of the webcast will be available at www.beazer.com for at least 30 days.

Headquartered in Atlanta, Beazer Homes is one of the country's 10 largest single-family homebuilders. The Company's homes meet or exceed the benchmark for energy-efficient home construction as established by ENERGY STAR® and are designed with Choice Plans to meet the personal preferences and lifestyles of its buyers. In addition, the Company is committed to providing a range of preferred lender choices to facilitate transparent competition between lenders and enhanced customer service. The Company offers homes in 16 states, including Arizona, California, Delaware, Florida, Georgia, Indiana, Maryland, Nevada, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas and Virginia. Beazer Homes is listed on the New York Stock Exchange under the ticker symbol “BZH.” For more info visit Beazer.com, or check out Beazer on Facebook and Twitter.

This press release contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, (i) the availability and cost of land and the risks associated with the future value of our inventory such as additional asset impairment charges or writedowns; (ii) economic changes nationally or in local markets, including changes in consumer confidence, declines in employment levels, inflation and increases in the quantity and decreases in the price of new homes and resale homes in the market; (iii) the cyclical nature of the homebuilding industry and a potential deterioration in homebuilding industry conditions; (iv) estimates related to homes to be delivered in the future (backlog) are imprecise as they are subject to various cancellation risks which cannot be fully controlled; (v) shortages of or increased prices for labor, land or raw materials used in housing production; (vi) our cost of and ability to access capital and otherwise meet our ongoing liquidity needs including the impact of any downgrades of our credit ratings or reductions in our tangible net worth or liquidity levels; (vii) our ability to comply with covenants in our debt agreements or satisfy such obligations through repayment or refinancing; (viii) a substantial increase in mortgage interest rates, increased disruption in the availability of mortgage financing, a change in tax laws regarding the deductibility of mortgage interest, or an increased number of foreclosures; (ix) increased competition or delays in reacting to changing consumer preference in home design; (x) factors affecting margins such as decreased land values underlying land option agreements, increased land development costs on communities under development or delays or difficulties in implementing initiatives to reduce production and overhead cost structure; (xi) estimates related to the potential recoverability of our deferred tax assets; (xii) potential delays or increased costs in obtaining necessary permits as a result of changes to, or complying with, laws, regulations, or governmental policies and possible penalties for failure to comply with such laws, regulations and governmental policies; (xiii) the results of litigation or government proceedings and fulfillment of the obligations in the Deferred Prosecution Agreement and consent orders with governmental authorities and other settlement agreements; (xiv) the impact of construction defect and home warranty claims; (xv) the cost and availability of insurance and surety bonds; (xvi) the performance of our unconsolidated entities and our unconsolidated entity partners; (xvii) delays in land development or home construction resulting from adverse weather conditions; (xviii) the impact of information technology failures or data security breaches; (xix) effects of changes in accounting policies, standards, guidelines or principles; or (xx) terrorist acts, acts of war and other factors over which the Company has little or no control.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.

CONTACT: Beazer Homes USA, Inc.
Carey Phelps
Director, Investor Relations & Corporate Communications
770-829-3700
investor.relations@beazer.com

-Tables Follow-

BEAZER HOMES USA, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Total revenue	$354,671	$314,439	$917,862	$849,243
Home construction and land sales expenses	283,857	260,324	739,295	712,930
Inventory impairments and option contract abandonments	2,010	—	2,921	2,229
Gross profit	68,804	54,115	175,646	134,084
Commissions	14,322	13,078	37,239	35,406
General and administrative expenses	35,994	29,612	97,032	84,735
Depreciation and amortization	3,400	2,953	9,138	8,761
Operating income	15,088	8,472	32,237	5,182
Equity in (loss) income of unconsolidated entities	(81)	(310)	221	(206)
Loss on extinguishment of debt	(19,764)	—	(19,917)	(3,638)
Other expense, net	(10,205)	(14,036)	(39,689)	(45,858)
Loss from continuing operations before income taxes	(14,962)	(5,874)	(27,148)	(44,520)
Benefit from income taxes	(1,769)	(432)	(1,783)	(1,028)
Loss from continuing operations	(13,193)	(5,442)	(25,365)	(43,492)
Income (loss) from discontinued operations, net of tax	838	(346)	(99)	(2,324)
Net loss	$(12,355)	$(5,788)	$(25,464)	$(45,816)
Weighted average number of shares:
Basic and Diluted	26,421	24,770	25,582	24,571
Basic and Diluted (loss) income per share:
Continuing Operations	$(0.50)	$(0.22)	$(0.99)	$(1.77)
Discontinued Operations	$0.03	$(0.01)	$(0.01)	$(0.09)
Total	$(0.47)	$(0.23)	$(1.00)	$(1.86)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Capitalized interest in inventory, beginning of period	$72,256	$45,501	$52,562	$38,190
Interest incurred	31,678	28,766	96,577	86,361
Interest expense not qualified for capitalization and included as other expense	(10,421)	(14,252)	(41,112)	(46,709)
Capitalized interest amortized to house construction and land sales expenses	(9,430)	(9,996)	(23,944)	(27,823)
Capitalized interest in inventory, end of period	$84,083	$50,019	$84,083	$50,019

BEAZER HOMES USA, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands, except share and per share data)

	June 30, 2014	September 30, 2013
ASSETS
Cash and cash equivalents	$206,482	$504,459
Restricted cash	57,963	48,978
Accounts receivable (net of allowance of $1,278 and $1,651, respectively)	28,999	22,342
Income tax receivable	4,754	2,813
Inventory
Owned inventory	1,587,954	1,304,694
Land not owned under option agreements	7,588	9,124
Total inventory	1,595,542	1,313,818
Investments in unconsolidated entities	34,224	44,997
Deferred tax assets, net	5,480	5,253
Property, plant and equipment, net	17,183	17,000
Other assets	26,767	27,129
Total assets	$1,977,394	$1,986,789

LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade accounts payable	$84,435	$83,800
Other liabilities	133,698	145,623
Obligations related to land not owned under option agreements	3,016	4,633
Total debt (net of discounts of $4,590 and $5,160 respectively)	1,537,242	1,512,183
Total liabilities	$1,758,391	$1,746,239

Stockholders’ equity:
Preferred stock (par value $.01 per share, 5,000,000 shares authorized, no shares issued)	$—	$—
Common stock (par value $0.001 per share, 63,000,000 shares authorized, 26,768,714 and 25,245,945 issued and outstanding, respectively)	27	25
Paid-in capital	850,080	846,165
Accumulated deficit	(631,104)	(605,640)
Total stockholders’ equity	219,003	240,550
Total liabilities and stockholders’ equity	$1,977,394	$1,986,789

Inventory Breakdown
Homes under construction	$384,795	$262,476
Development projects in progress	690,557	578,453
Land held for future development	309,516	341,986
Land held for sale	74,365	31,331
Capitalized interest	84,083	52,562
Model homes	44,638	37,886
Land not owned under option agreements	7,588	9,124
Total inventory	$1,595,542	$1,313,818

BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA – CONTINUING OPERATIONS
($ in thousands, except otherwise noted)

	Quarter Ended June 30,		Nine Months Ended June 30,
SELECTED OPERATING DATA	2014	2013	2014	2013
Closings:
West region	514	550	1,402	1,553
East region	383	370	978	1,106
Southeast region	344	314	876	740
Total closings	1,241	1,234	3,256	3,399

New orders, net of cancellations:
West region	486	614	1,387	1,696
East region	418	389	1,150	1,140
Southeast region	386	378	1,038	998
Total new orders	1,290	1,381	3,575	3,834

Backlog units at end of period:
West region	723	982	723	982
East region	833	781	833	781
Southeast region	656	595	656	595
Total backlog units	2,212	2,358	2,212	2,358

Dollar value of backlog at end of period (in millions)	$663.2	$646.1	$663.2	$646.1

Homebuilding Revenue:
West region	$136,775	$132,803	$376,031	$360,052
East region	127,147	111,333	316,392	324,334
Southeast region	89,243	68,993	216,825	158,639
Total homebuilding revenue	$353,165	$313,129	$909,248	$843,025

	Quarter Ended June 30,		Nine Months Ended June 30,
SUPPLEMENTAL FINANCIAL DATA	2014	2013	2014	2013
Revenues:
Homebuilding	$353,165	$313,129	$909,248	$843,025
Land sales and other	1,506	1,310	8,614	6,218
Total	$354,671	$314,439	$917,862	$849,243

Gross profit:
Homebuilding	$68,672	$53,588	$174,777	$132,471
Land sales and other	132	527	869	1,613
Total	$68,804	$54,115	$175,646	$134,084

Reconciliation of homebuilding gross profit before impairments and abandonments and interest amortized to cost of sales and the related gross margins to homebuilding gross profit and gross margin, the most directly comparable GAAP measure, is provided for each period discussed below. Management believes that this information assists investors in comparing the operating characteristics of homebuilding activities by eliminating many of the differences in companies' respective level of impairments and level of debt.

	Quarter Ended June 30,				Nine Months Ended June 30,
	2014		2013		2014		2013
Homebuilding gross profit	$68,672	19.4%	$53,588	17.1%	$174,777	19.2%	$132,471	15.7%
Inventory impairments and lot option abandonments (I&A)	2,010		—		2,921		2,229
Homebuilding gross profit before I&A	70,682	20.0%	53,588	17.1%	177,698	19.5%	134,700	16.0%
Interest amortized to cost of sales	9,430		9,996		23,944		27,823
Homebuilding gross profit before I&A and interest amortized to cost of sales	$80,112	22.7%	$63,584	20.3%	$201,642	22.2%	$162,523	19.3%
Reconciliation of Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, debt extinguishment, impairments and abandonments) to total company net loss (including discontinued operations), the most directly comparable GAAP measure, is provided for each period discussed below. Management believes that Adjusted EBITDA assists investors in understanding and comparing the operating characteristics of homebuilding activities by eliminating many of the differences in companies' respective capitalization, tax position and level of impairments.

	Quarter Ended June 30,		Nine Months Ended June 30,
	2014	2013	2014	2013
Net loss	$(12,355)	$(5,788)	$(25,464)	$(45,816)
Benefit from income taxes	(1,661)	(470)	(1,665)	(1,097)
Interest amortized to home construction and land sales expenses, capitalized interest impaired, and interest expense not qualified for capitalization	19,851	24,248	65,056	74,532
Depreciation and amortization and stock compensation amortization	4,013	3,590	11,017	11,036
Inventory impairments and option contract abandonments	2,010	—	2,921	2,246
Loss on debt extinguishment	19,764	—	19,917	3,638
Joint venture impairment and abandonment charges	—	181	—	181
Adjusted EBITDA	$31,622	$21,761	$71,782	$44,720